                                                                    EXHIBIT 23.6

                         [Arthur Andersen Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report dated February 9, 1999 on the financial statements of Motion Control Engineering, Inc. included in this registration statement of Jordan Industries, Inc. on Form S-4 and to all references to our Firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

Sacramento, California
April 30, 1999